Exhibit 10.1

Commonwealth of Pennsylvania	Rev. 133C908

ASSET SALE AND TRANSFER AGREEMENT

This Asset Sale and Transfer Agreement (this “Agreement”) is made as of this 26th day of June, 2023 (the “Effective Date”), by and among Diamond Technology Solutions LLC (“DTS”), a Pennsylvania limited liability company located at 831 W North Ave., Pittsburgh, PA 15233 (the “Company”) and each of the parties listed on Schedule A attached hereto (each a “Shareholder” and collectively, the “Parties” or “Shareholders”) including FOMO WORLDWIDE, INC. (“FOMO”) and SMARTSolution Technologies, Inc. and its predecessor SMARTSolution Technologies LP (together “SST”).

ARTICLE I

PURPOSE

1. Assets. Shareholder FOMO WORLDWIDE, INC. owner of 100% of SMARTSolution Technologies, Inc. owns all of the shares of SST (i.e., 100%), which owns all of the Operating Assets in the amounts and itemization outlined in Schedule A.

2. Purpose. The Shareholders have entered into this agreement to:

● Sell and Transfer All of the Operating Assets of FOMO’s wholly owned SST subsidiary to FOMO’s wholly owned DTS subsidiary, including vehicles, tools, equipment, machinery, and supplies and employee agreements and contracts required for installation of audio visual products and projects, clean technology products and services, and other to be determined products and services required by internal and external customers including SST.

ARTICLE II

RESTRICTIONS ON TRANSFER

1. Restriction on Sale and Transfer. Except as permitted in this Agreement, the parties will not sell, transfer, pledge, assign, hypothecate, encumber or alienate (each a “Transfer”) any of the Operating Assets of SST. Any Transfer not in accordance with this Agreement shall be void.

ARTICLE III

VOLUNTARY TRANSFERS

1. Permitted Transfers. The Shareholders shall not be allowed to Transfer any Operating Assets except as provided in this Agreement.

2. Notice of Transfer. In the event a Shareholder wishes to sell any Operating Assets (the “Offering Shareholder”), the Shareholder shall provide a written notice to the Company and the creditors (the “Creditors”) of its intention to sell the operating assets (a “Notice of Transfer”). A Notice of Transfer shall specify the following:

■	The name and address of the purchaser (the “Third Party Purchaser”),

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■	The detail of the Operating Assets being sold (the “Offered Operating Assets”),
■	The price for any Operating Assets,
■	The payment and other terms of the proposed sale.

3. Transfer of Operating Assets. Immediately after receipt of a Notice to Transfer, the Company shall have the option to transfer the Offered Operating Assets at the price and in accordance to the terms in the Notice to Transfer outlined in this Agreement. If the Company has elected to purchase less than all of the Offered Operating Assets, it shall notify the Shareholder of the number and itemization of Offered Operating Assets remaining available for purchase. For one day after receipt of such notification, the Remaining parties shall have the option to purchase any Operating Assets not being sold and transferred to DTS by FOMO at the price and in accordance to the terms in the Notice to Transfer in proportion to their respective ownership interests of the outstanding operating assets. The Control Shareholder may sell any Operating Assets not purchased by the Company and/or the Remaining Shareholders to a Third Party Purchaser at the price and in accordance to the terms in the Notice to Transfer, subject to first lien security interest and encumbrance on all of FOMO’s assets held by Thermo Credit LLC.

4. Duties of Transferees. Unless otherwise provided in this Agreement, as a condition to any Transfer, each Third Party Purchaser and any other purchaser or subsequent transferee must agree to be bound by the terms of this Agreement.

ARTICLE IV

INVOLUNTARY TRANSFERS

1. Involuntary Transfers. All parties to this agreement are subject to the pledge of all its assets and intellectual property by FOMO WORLDWIDE, INC. to and first lien security interest and encumbrance on all the assets of FOMO WORLDWIDE, INC. and its subsidiaries and affiliates and successors in interest held by Thermo Credit, LLC or its assignees.

ARTICLE V

VALUATION OF OPERATING ASSETS

1. Purchase Price. The purchase price for the operating assets to be paid for any Transfer due to a Transfer Event (the “Purchase Price”) shall be $1 for the assignment of Offered Operating Assets of SST to DTS.

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ARTICLE VI

PAYMENT AND TRANSFER OF SHARES

1. Payment. The Purchase Price for the Transfer any Offered Operating Assets shall be $1.

2. Transfer of Title. The Selling Shareholder shall deliver the Offered Operating Assets and any titles or ownership documents representing the Offered Operating Assets being transferred, properly endorsed or stipulated for transfer or accompanied by an assignment agreement to the transferee.

ARTICLE VII

TERM AND TERMINATION

1. Term. This Agreement shall be effective and binding upon the parties as of the Effective Date June 26, 2023.

2. Termination. This Agreement will terminate in the event one of the following occurs:

(A) There will be no rescission or cancellation of the transfer of the Offered Operating Assets.

ARTICLE VIII

MISCELLANEOUS

1. Amendments. This Agreement may be amended or modified only by a written agreement signed by all of the parties.

2. Notices. Any notice or other communication given or made to any party under this Agreement shall be in writing and delivered by hand, sent by overnight courier service or sent by certified or registered mail, return receipt requested, to the Company at the address stated above and to the Shareholders at the address in the Company’s records.

3. No Waiver. No party shall be deemed to have waived any provision of this Agreement or the exercise of any rights held under this Agreement unless such waiver is made expressly and in writing. Waiver by any party of a breach or violation of any provision of this Agreement shall not constitute a waiver of any other subsequent breach or violation.

4. Assignment. No party hereto shall have the right to assign its rights or delegate its duties hereunder without the written consent of the other parties, which consent shall not be unreasonably withheld.

5. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in whole or in part, the remaining provisions shall not be affected and shall continue to be valid, legal and enforceable as though the invalid, illegal or unenforceable parts had not been included in this Agreement.

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6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, administrators, executors, successors and permitted assigns.

7. Headings. The section headings herein are for reference purposes only and shall not otherwise affect the meaning, construction or interpretation of any provision in this Agreement.

8. Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, not including its conflicts of law provisions.

9. Disputes. Any dispute arising from this Agreement shall be resolved through mediation.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together, shall constitute one and the same document.

11. Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes and cancels all prior agreements of the parties, whether oral or written, with respect to such subject matter.

12. Miscellaneous. Parent FOMO WORLDWIDE, INC. is hereby selling and assigning 100% of the Operating Assets of its wholly owned subsidiary SMARTSolution Technologies, Inc. (“SST”) to its wholly owned subsidiary Diamond Technology Solutions LLC (“DTS”) under this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Diamond Technology Solutions LLC		Vikram Grover, President
Company Name	Representative Signature	Representative Name and Title

FOMO WORLDWIDE, INC. 100%

SMARTSolution Technologies, Inc.		Vikram Grover, President
Company Name	Representative Signature	Representative Name and Title

FOMO WORLDWIDE, INC. 100% Owner of SST and DTS

Vikram Grover, CEO on behalf of FOMO WORLDWIDE, INC.
Shareholder Signature	Shareholder Full Name

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SCHEDULE A

NAME OF SHAREHOLDER OF SST and DTS	NUMBER OF SHARES
FOMO WORLDWIDE, INC.	100%

FOMO WORLDWIDE, INC.

831 W North Ave., Pittsburgh, PA 15233

Attn: Vikram Grover, CEO

info@fomoworldwide.com

SMARTSolution Technologies, Inc.

831 W North Ave., Pittsburgh, PA 15233

Attn: Vikram Grover, President

info@smarterguys.com

Diamond Technology Solutions LLC

831 W North Ave., Pittsburgh, PA 15233

Attn: Vikram Grover, President

diamondtechnologysolutions@gmail.com

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** Schedule of Operating Assets to be Attached to as Separate Exhibit **

Buy-Sell Agreement (Rev. 133C908)